                                       SAMARNAN
                                INVESTMENT CORPORATION
                          P.O. BOX 651 / CLEBURNE, TX 76033




                            ANNUAL REPORT TO SHAREHOLDERS
                         FOR THE YEAR ENDED DECEMBER 31, 1998

                             CHESHIER & FULLER, L.L.P.
                     Certified Public Accountants & Consultants

               MEMBERS:
         AMERICAN INSTITUTE OF
     CERTIFIED PUBLIC ACCOUNTANTS                          14175 PROTON ROAD
       SEC & PRIVATE COMPANIES                         DALLAS, TEXAS 75244-3692
          SECTION OF AICPA                                TEL (972) 387-4300
     TEXAS SOCIETY OF CERTIFIED                           FAX (972) 960-2810
         PUBLIC ACCOUNTANTS                                  (800) 834-8586
  ACCOUNTING FIRMS ASSOCIATED, INC.                     WWW.CHESHIER-FULLER.COM
AN AFFILIATE OF HORWATH INTERNATIONAL


                             INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Samarnan Investment Corporation:

We have audited the accompanying statement of assets and liabilities of Samarnan Investment Corporation, including the portfolio of investment securities, as of December 31, 1998, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended. These financial statements and per share data and ratios are the responsibility of the Company's management Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1998, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Samarnan Investment Corporation as of December 31, 1998, the results of its operations for the year ended, the changes in net assets for each of the two years in the period then ended, and the selected per share data and ratios for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


                                        /s/ CHESHIRE & FULLER, L.L.P.
                                            CHESHIRE & FULLER, L.L.P.
Dallas, TX
March 3, 1999

                           SAMARNAN INVESTMENT CORPORATION
                         Statement of Assets and Liabilities
                                  December 31, 1998

Assets:
   Cash                                                                                  $    31,077
   Investments in securities at market (cost, net of amortization
      of bond premium $17,600,771)                                                        18,607,325
   Accrued interest receivable                                                               270,109
                                                                                         -----------
   Total assets                                                                           18,908,511
                                                                                         -----------
Liabilities:
   Payables:
   Accounts payable                                                                           13,300
   Investments purchased                                                                     211,682
                                                                                         -----------
   Total liabilities                                                                         224,982
                                                                                         -----------
   Net assets applicable to outstanding capital shares, equivalent
      to $15.55 per share                                                                $18,683,529
                                                                                         -----------
                                                                                         -----------
Source of net assets:
   Capital shares - authorized 2,000,000 shares of $1.00 par value;
      Outstanding 1,201,768 shares                                                       $ 1,201,768
   Accumulated net realized gains of $1,075,115 less accumulated
      distribution of $1,154,071                                                             (78,956)
   Unrealized appreciation of investments                                                  1,006,552
   Undistributed net investment income                                                       747,856
   Retained earnings at April 29, 1978, commencement of operations
      as an investment company                                                            15,806,309
                                                                                         -----------
                                                                                         $18,683,529
                                                                                         -----------
                                                                                         -----------
                           SAMARNAN INVESTMENT CORPORATION
                               Statement of Operations
                             Year Ended December 31, 1998

Investment income - interest                                                             $   970,959
                                                                                         -----------
Expenses:
     Investment advisory fee                                                                  48,000
     Legal and professional fees                                                              36,593
     Audit fees                                                                                7,932
     Directors fees                                                                            9,900
     Custodian expense                                                                         6,000
     Administrative fees                                                                      12,977
     Office and printing supplies                                                              1,679
                                                                                         -----------
        Total expenses                                                                       123,081
                                                                                         -----------
        Net investment income                                                                847,878
                                                                                         -----------
Realized and unrealized gain on investments:
     Realized gain from security transactions - excluding short-term securities:
            Proceeds from sales                                                            5,326,281
            Cost of securities sold, net of amortization of bond premiums                  5,293,154
                                                                                         -----------
            Net realized gain                                                                 33,127
                                                                                         -----------
Unrealized appreciation of investments:                                                      858,275
     Beginning of period
     End of period                                                                         1,006,552
                                                                                         -----------
        Increase in unrealized appreciation on investments                                   148,277
                                                                                         -----------
        Net realized and unrealized gain on investments                                      181,404
                                                                                         -----------
        Increase in net assets from investment activities                                 $1,029,282
                                                                                         -----------
                                                                                         -----------
Total expenses as a percentage of total investment income                                      12.7%
                                                                                         -----------
                                                                                         -----------

                   See accompanying notes to financial statements.

                           SAMARNAN INVESTMENT CORPORATION
                          Statement of Changes in Net Assets
                        Years Ended December 31, 1998 and 1997

                                                                1998           1997
                                                             ---------      ---------
Investment activities:
   Net investment income                                   $   847,878    $   881,330
   Net realized gain (loss) from security transactions          33,127        (37,441)
   Increase (decrease) in unrealized appreciation
      of investments                                           148,277        396,714
                                                           -----------    -----------
Increase in net assets from investment activities            1,029,282      1,240,603
                                                           -----------    -----------
Dividends and distributions to shareholders:
   Net investment income                                      (853,255)      (901,326)
   Capital gains                                                   -0-            -0-
                                                           -----------    -----------
Decrease in net assets from dividends and distributions
   to shareholders                                            (853,255)      (901,326)
                                                           -----------    -----------
   Increase (decrease) in net assets                           176,027        339,277

Net assets:
   Beginning of period                                      18,507,502     18,168,225
                                                           -----------    -----------
   End of period                                           $18,683,529    $18,507,502
                                                           -----------    -----------
                                                           -----------    -----------

                   See accompanying notes to financial statements.

                           SAMARNAN INVESTMENT CORPORATION
                            Notes to Financial Statements
                                  December 31, 1998


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company is registered under the Investment Company Act of 1940 as a diversified, closed-end, management investment company. The fund seeks tax free income and preservation of capital through a diversified portfolio of bonds. The significant accounting policies followed by the Company are summarized as follows:

     (a)  SECURITIES

          Investments in securities are carried at market value. Security transactions are accounted for on the trade date. The cost of securities sold is based on identifying specific issues delivered against each Sale.

          Fixed-income securities are valued at prices obtained from a pricing service, when such prices are available; however, in circumstances where the investment adviser deems it appropriate to do to, such securities will be valued at the mean quoted bid and asked prices or at prices for securities of comparable maturity, quality and type.

     (b)  DIVIDENDS AND DISTRIBUTIONS

          Dividends and distributions to shareholders are recorded on the ex-dividend date.

     (c)  BOND PREMIUMS AND DISCOUNTS

          Bond premiums are amortized to the maturity date of the bond on straight-line basis. Bond discounts are not amortized; these are included as realized gains when the bond is sold or matures. The amortization for any one year is not material.

     (d)  ACCOUNTING ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


(2)  INVESTMENT ADVISORY CONTRACT

     Effective April 1. 1991. the Company contracted with Voyageur Fund Managers to provide investment advisory services. Under this contract the Company is furnished investment, clerical and statistical services regarding its investments. In addition, all orders for purchasing and selling the Company's portfolio securities are placed by Voyageur Fund Managers. The cost of these investment advisory services is $48,000 per annum.

(3)  FEDERAL INCOME TAXES

     No provision has been made for Federal income taxes since it is the plan of the Company to distribute substantially all of its investment income, including the net realized gains on investments, and to qualify as a "regulated investment company" under the applicable sections of the Internal Revenue Code.

(4)  SECURITIES TRANSACTIONS

     In 1998. cost of purchases and proceeds from sales or maturities of securities, other than short-term securities, amounted to $5,424,846 and $5,326,281, respectively.

     There were no differences between the cost bases of securities for Federal income tax and financial statement purposes. The aggregate unrealized appreciation and depreciation for all securities as of December 31, 1998 were $1,008,589 and $2.037, respectively.

(5)  DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS

     Cash dividends paid during the years ended December 31, 1998 and 1997 amount to $.71 and $.75 per share. respectively.

     Cash dividends of $.19 per share from the balance of undistributed net investment income were declared by the Company's Board of Directors on January 26, 1999, payable to shareholders of record February 8, 1999.

                           SAMARNAN INVESTMENT CORPORATION
                          Portfolio of Investment Securities
                                  December 31, 1998

                                                                                        Cost (net of
                                                                                        Amortization
                                                  Coupon      Maturity       Principal       of Bond         Market
Municipal Bonds (100.0%)                           Rate         Date           Amount        Premium)        Value
------------------------                           ----         ----           ------        -------         -----
Cook County, Illinois Schaumburg G.O.              6.20        1-01-99        500,000        500,000        500,000
Tempe, Arizona G.O.                                8.00        7-01-99        500,000        502,619        511,570
Naperville, Illinois Electric                      6.20       11-01-00        500,000        500,000        510,450
Wisconsin Public Power                             6.40        7-01-01        500,000        496,350        531,485
Palatine, IL - SD #15 G.O.                         5.90       12-01-01        450,000        445,999        476,267
King County, Washington ISD #408                   6.10       12-01-01        300,000        300,000        318,678
Indiana Municipal Power                            5.25        1-01-02        500,000        498,215        519,135
Nevada State G.O. Series A                         6.00        5-01-02        400,000        397,182        422,544
Lake Preston SD-Ottertail Pwr                      5.00       12-01-02        200,000        200,000        208,186
Kitsap County Washington SD #401                   4.70       12-01-03        150,000        146,929        154,904
Bedford Park, IL - G.O.                            5.20       12-01-04        500,000        499,500        525,315
Alaska State Housing Finance Corp.                 5.90       12-01-04        600,000        620,038        634,260
North Branch Minn. ISD #138                        5.20        2-01-05        475,000        476,494        504,118
Henderson, NV - G.O.                               5.25        5-01-05        500,000        501,181        526,715
Box Elder, UT. G.O.                                5.15        6-15-05        300,000        299,250        312,663
Indiana St. Ed.                                    4.80       10-01-05        500,000        415,475        518,895
Chicago, IL, Wastewater Rev.                       5.40        1-01-06        500,000        495,000        536,315
North Miami, FL Health Fac Rev Catholic            5.30        8-15-06        200,000        198,468        215,676
Clark County Nevada School District                5.50        6-15-07        800,000        790,536        865,144
North Miami, FL Health Fac Rev Catholic            5.40        8-15-07        375,000        371,933        408,424
Alabama Clg & Univ Tuskegee                        5.50        9-01-07        500,000        500,000        541,940
Wisconsin Health & Education - Sinai               5.50        8-15-08        600,000        592,248        651,558
Missouri State Health/Ed                           5.55        2-01-09        200,000        198,302        211,858
North Dakota Bldg. Auth.                          4.875       12-01-09        250,000        249,117        259,438
Goodhue Cnty., MN EDA Lease                        5.60        2-01-10        310,000        310,000        331,523
Illinois Health Fac Auth                           6.00        2-15-11        500,000        497,580        542,185
Harmony, MN MFHR-Zedakah Found.                    5.70        3-01-11        260,000        260,000        274,518
Harmony, MN MFHR-Zedakah Found.                    5.70        9-01-11        265,000        265,000        279,798
Volusia Cnty. Health Fac.                          6.00        6-01-12        600,000        611,230        666,900
Montgomery County PA IDA                          5.625       11-15-12        500,000        480,920        523,825
Douglas County, NE SD 466                          5.25       12-01-13        250,000        250,000        259,588
W. Washington Univ. Housing                        5.00       10-01-14        300,000        300,940        308,523
Douglas County, NE SD #66                          5.30       12-01-14        250,000        250,000        259,678
S. Dakota Health & ED                              5.00        7-01-15        500,000        487,500        502,505
Louisiana Housing Fin. Agency                      6.00        9-01-15        670,000        670,000        709,135
Illinois Health Fac.                               5.12       12-01-15        250,000        246,390        249,705
Missouri State Health/Ed.                          5.75        2-01-17        250,000        245,375        259,755
MPLS-St. Paul Airport                              5.00       01-01-19        800,000        785,616        803,020
Austin, TX Utility                                 5.25        5-15-19        200,000        208,901        207,902
Austin, TX Utility                                 5.25        5-15-19        200,000        208,940        207,902
Detroit Metro Airport                             4.875       12-01-23        750,000        716,835        728,475
Long Island Power                                  5.25       12-01-26        625,000        610,708        626,850
                                                                                         -----------    -----------
          Total                                                                          $17,600,771    $18,607,325
                                                                                         -----------    -----------
                                                                                         -----------    -----------

                   See accompanying notes to financial statements.

                           SAMARNAN INVESTMENT CORPORATION
                          Selected per Share Data and Ratios
                 For Each of the Years in the Five-Year Period Ended
                                  December 31, 1998

Per share data                                     1998        1997         1996        1995         1994
--------------                                    ------      ------       ------      ------       ------
Investment income - interest                      $ .81       $ .82        $ .82       $ .86        $ .93
Expenses                                           (.10)      ( .08)        (.08)       (.07)        (.07)
                                                 ------      ------       ------      ------       ------
   Net investment income                            .71         .74          .74         .79          .86

Net realized and unrealized gains
   (losses) on investments                          .15         .30         (.16)        .52         (.97)
Dividends from net investment income               (.71)       (.75)        (.71)       (.74)        (.80)
Distributions from net realized
   long-term gains on securities                     --          --         (.01)       (.01)          --
                                                 ------      ------       ------      ------       ------
Net increase (decrease) in
   net asset value                                  .15         .29         (.14)        .56         (.91)
Net asset value:
   Beginning of period                            15.40       15.11        15.25       14.69        15.60
                                                 ------      ------       ------      ------       ------
   End of period                                 $15.55      $15.40       $15.11      $15.25       $14.69
                                                 ------      ------       ------      ------       ------
                                                 ------      ------       ------      ------       ------
Ratios
------

Expenses to average net assets                      .66         .66          .51         .49          .50
Investment income from operations
   to average net assets                           5.22        5.22         5.45        5.74         6.27
Portfolio turnover                                29.00       23.72        19.05       28.20        13.05
                                                 ------      ------       ------      ------       ------
                                                 ------      ------       ------      ------       ------
Average shares outstanding                    1,201,768   1,201,768    1,201,768   1,201,768    1,201,768
                                              ---------   ---------    ---------   ---------    ---------
                                              ---------   ---------    ---------   ---------    ---------

                   See accompanying notes to financial Statements.

                           SAMARNAN INVESTMENT CORPORATION
              P.O. Box 651 Cleburne, Texas 76033-0651 / Tel: 817.645-2108
       Fax: 817.641-7884 / Email: samarnan@aol.com / Internet: www.samarnan.com
                                                                    (pending)





BOARD OF DIRECTORS                           LEGAL COUNSEL
------------------                           -------------
Nancy Walls Devaney                          Richard S. Whitesell
Joe Monteleone                               4211 Arcady
Martha Walls Murdoch                         Dallas, Texas 75205
Steve Sikes
Roland Walden                                INDEPENDENT AUDITORS
Sam Walls, Chairman                          --------------------
Tommy Yater                                  Cheshier & Fuller, L.L.P.
                                             14175 Proton Road
OFFICERS                                     Dallas, Texas 75244
--------
Sam Walls, President                         INVESTMENT ADVISORS
Jerry Wheatley, Secretary/Treasurer          -------------------
                                             Voyageur Asset Management
CUSTODIAN                                    90 South Seventh Street, Suite 4400
---------                                    Minneapolis, Minnesota 55402
Westwood Trust
300 Crescent Court, Suite 1300               REGISTRAR/TRANSFER AGENT
Dallas, Texas 75201                          ------------------------
                                             Securities Transfer Corporation
                                             16910 Dallas Parkway, Suite 100
ANNUAL MEETING                               Dallas, Texas 75248
--------------
The Annual Meeting of Shareholders of Samarnan Investment Corporation will be held April 16,1999, at 10:30 AM, in the Bellevue Room I, Twelfth Floor, The Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas.

-------------------------------
SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed end management company. Copies of the Company's Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written request to the Secretary at the Company's address shown above.